Exhibit 99.1

Atlantic Medical Supply, Inc.

Financial Statements

December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Valiant Health Care, Inc.
Coral Springs, Florida

We have audited the accompanying balance sheets of Atlantic Medical Supply, Inc. (the “Company”) as of December 31, 2010 and 2009, and the related statements of income, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Medical Supply, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida
April 18, 2011

Atlantic Medical Supply, Inc.
Balance Sheets
December 31, 2010 and 2009

	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$22,666	$18,984
Accounts receivable, net	106,011	96,820
Inventory	104,726	117,041
Prepaid expenses and other assets	111,707	50,368
Total current assets	345,110	283,213

Property and equipment, net	199,993	100,658

Other assets:
Deferred Costs	59,517	15,222
Security deposits	100	100
Total other assets	59,617	15,322

Total assets	$604,720	$399,193

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$230,741	$130,653
Accrued expenses	15,312	4,116
Leases payable, current maturities	374,244	385,431
Line of credit	233,379	249,879
Notes Payable, current maturities	32,697	40,016
Total current liabilities	886,373	810,095

Long-term liabilities:
Leases payable, net of current maturities	63,341	177,007
Notes payable, net of current maturities	122,945	154,991
Total long-term liabilities	186,286	331,998
Total Liabilities	1,072,659	1,142,093

Commitments and contingencies

Stockholders' deficit:
Common stock, 500 shares authorized, issued and outstanding	500	500
Accumulated deficit	(468,439)	(743,400)
Total stockholders' deficit	(467,939)	(742,900)

Total liabilities and stockholders' deficit	$604,720	$399,193

See accompanying notes to the financial statements.

Atlantic Medical Supply, Inc.
Statements of Income
For the Years Ended December 31, 2010 and 2009

	2010	2009

Revenues	$2,294,522	$2,265,355

Cost of goods sold	554,081	688,990

Gross profit	1,740,441	1,576,365

Operating expenses:
Advertising and marketing	48,854	72,409
General and administrative	947,033	966,619
Total operating expenses	995,887	1,039,028

Income from operations	744,554	537,337

Other expense:
Interest expense	81,504	75,463
Other expenses	4,811	5,861
Total other expense	86,315	81,324

Net income	$658,239	$456,013

See accompanying notes to the financial statements.

Atlantic Medical Supply, Inc.
Statements of Changes in Stockholders' Deficit
For the Years Ended December 31, 2010 and 2009

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Par Value	Capital	Deficit	Total

Balance, December 31, 2008	500	$1	$-	$(777,775)	$(777,275)

Net income	-	-	-	456,013	456,013

Distributions	-	-	-	(421,638)	(421,638)

Balance, December 31, 2009	500	$1	$-	$(743,400)	$(742,900)

Net income	-	-	-	658,239	658,239

Distributions	-	-	-	(383,278)	(383,278)

Balance, December 31, 2010	500	$1	$-	$(468,439)	$(467,939)

See accompanying notes to the financial statements.

Atlantic Medical Supply, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities:
Net income	$658,239	$456,013
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense	64,219	35,697
Depreciation included in costs of goods sold	218,576	356,066
(Increase) decrease in:
Accounts receivable	34,163	86,652
Allowance for doubtful accounts	(43,353)	(9,045)
Inventory	12,316	(44,668)
Prepaid expenses and other assets	(61,339)	(42,394)
Deferred Costs	(44,294)	(9,802)
Increase (decrease) in:
Accounts payable	100,087	12,073
Accrued expenses	(11,196)	832
Net cash provided by operating activities	927,418	841,425

Cash flows from investing activities:
Purchase of property and equipment	-	(973)
Sales of Medical Equipment	-	1,200
Net cash used in investing activities	-	227

Cash flows from financing activities:
Payments on leases	(484,593)	(341,769)
Proceeds on line of credit	-	8,500
Payments on line of credit	(16,500)	(8,000)
Proceeds on notes payable	-	(5,634)
Payments on notes payable	(39,365)	(42,992)
Shareholder distributions	(383,278)	(421,638)
Net cash used in financing activities	(923,736)	(811,533)

Increase in cash and cash equivalents	3,682	30,119
Cash and cash equivalents, beginning of year	18,984	(11,135)
Cash and cash equivalents, end of year	$22,666	$18,984

Supplemental cash flow information
Cash paid for interest	$21,959	$26,675
Cash paid for income taxes	$-	$-
Additions to capital leases	$357,304	$437,229

See accompanying notes to the financial statements.

Atlantic Medical Supply, Inc.
Notes to Financial Statements

Note 1 – Nature of Business

Atlantic Medical Supply, Inc. (“AMS”) is a full line durable medical equipment business providing quality products and services in South Florida since 1993. AMS is accredited by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO.)  On November 12, 2010, AMS entered into a Stock Purchase Agreement with Valiant Health Care, Inc. (“Valiant”). Under the terms of the Agreement, Valiant has agreed to purchase all of AMS’s outstanding stock and AMS will become a wholly-owned subsidiary of Valiant.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  At December 31, 2010 and 2009, cash and cash equivalents was $22,666 and $18,984, respectively.

Allowance for Doubtful Accounts
The Company conducts business and extends credit based on an evaluation of the financial condition of the third-party payers and customers generally without requiring collateral.  Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer.  A significant portion of accounts receivable is owed by Medicare, substantially all of which is expected to be collected in full.  The balance of accounts receivable is primarily due from third-party payers or customers and is subject to credit risk.  The Company reviews its accounts receivable due from third-party payers at the amount expected to be collected and records accordingly, allowance for doubtful accounts.  At December 31, 2010 and 2009, allowance for doubtful accounts was $213,596 and $256,949, respectively.

Property and Equipment
Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful economic lives of the assets.

Inventory
Inventory is comprised of medical supplies and is stated at the lower of cost or market.  Cost is determined using the first-in, first-out method.

Atlantic Medical Supply, Inc.
Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Revenue Recognition Policy
Revenue related to product sales is recognized upon shipment to customers who have placed orders, provided that risk of loss has passed to the customer and the Company has received and verified the required written forms, if applicable, to bill Medicare, other third-party payers, and customers

Revenue for Medicare reimbursement is calculated based on government-determined prices for Medicare-covered items and is recognized at such reimbursement amounts.

Medicare reimbursements are subject to review by appropriate government regulators.  Medicare reimburses at 80% of the government-determined reimbursement prices for reimbursable products.  The remaining balance is billed based upon the government-determined pricing to either third-party payers or directly to customers.

Revenue related to wholesale product sales and retail sales to consumers are recognized upon shipment to customers who have placed orders provided that the risk of loss has passed to the customer.

Shipping and Handling Costs
Amounts billed to third-party customers for shipping and handling is included as a component of revenue.  Shipping and handling costs incurred are included in cost of goods sold and totaled $24,299 and $13,193 for the years ended December 31, 2010 and 2009, respectively.

Income Taxes
Atlantic Medical Supply, Inc., has elected to be taxed as an S Corporation under the Internal Revenue Code.  As such, stockholders of an S corporation are taxed on their proportional share of the corporate taxable income.  Therefore, these financial statements contain no provision for corporate income taxes.

Advertising Costs
The Company’s policy is to report advertising costs as expensed in the periods in which the costs are incurred.  The total amounts charged to advertising expenses were approximately $48,854 and $72,409 for the years ended December 31, 2010 and 2009, respectively.

Subsequent Events
The Company evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements.  The accompanying financial statements consider events through April 18, 2011.

Note 3 – Fair Value Disclosure

The carrying value of cash, accounts receivable, prepaid expense, accounts payable and accrued expenses approximate their fair value because of their short maturities.  The carrying value of notes payable approximates their fair value because the variable interest rate approximates the market rate.

Atlantic Medical Supply, Inc.
Notes to Financial Statements

Note 4 – Property, Plant and Equipment

Certain non-cancelable leases are classified as capital leases, and the leased assets are included in property, plant and equipment.  Any obligation under a capital lease is capitalized at a fixed rate of interest and is collateralized by the corresponding equipment.

Furniture, fixture and equipment consisted of the following at December 31, 2010 and 2009:

	Estimated Useful Lives (in Years)	2010	2009

Furniture and fixtures	3 - 10	$20,143	$20,143
Computer and equipment	3 - 10	44,106	44,106
Leasehold improvements	3 - 5	1,795	1,795
Medical equipmnet	3 - 5	586,899	423,345
Vehicles	3 - 5	81,906	81,906
		734,849	571,295
Less: accumulated depreciation and amortization		(534,856)	(470,637)
Property and equipment, net		$199,993	$100,658

Amortization expense is included with depreciation expense for the years ended December 31, 2010 and 2009.  Depreciation expense related to furniture, fixture and equipment totaled $64,219 and $35,697 for the years ended December 31, 2010 and 2009, respectively.

Note 5 – Concentration of Credit Risk

Sales of Medical Supplies and Trade Accounts Receivable
Substantially all of the Company’s sales are to customers covered by Medicare and private health insurance.  Therefore, substantially all of the trade accounts receivable as of December 31, 2010 and 2009 are due from customers covered by Medicare and private health insurance.

Vendor and Accounts Payable
During 2010, the Company purchased approximately $286,992 of its materials from three suppliers representing 43.41% of total purchases, respectively.  At December 31, 2010, these suppliers represented 48.17% of the balance of accounts payable.

During 2009, the Company purchased approximately $456,100 of its materials from three suppliers representing 63.55% of total purchases, respectively.  At December 31, 2009, these suppliers represented 40.80% of the balance of accounts payable.

Atlantic Medical Supply, Inc.
Notes to Financial Statements

Note 6 – Leases

The Company leases its office/warehouse space under an operating lease.  The Company renewed its existing lease for office space through December 2011.  The lease calls for monthly rent of approximately $6,750 including taxes and operating expenses.  The term of the lease is through December 2011.  Rent expense incurred in 2010 and 2009 totaled $81,000 and $81,000, respectively.

The Company also has various leases payable secured by the medical equipment purchases and a lease payable for furniture and equipment to institutions that bear interests from 0.0% to 48.4% per annum and is collateralized by the equipment.  Payments are due monthly and the leases mature at various dates through August 2013.

	Capital	Operating
Years Ending December 31	Leases	Leases

2011	$405,706	$81,000
2012	65,170	-
2013	19,044	-
Total minimum lease payments	489,920	$81,000
Less: amount representing interest	(52,335)
Present value of net minimum lease payments	437,585
Less: current maturities of capital lease obligations	(374,244)
Capital lease obligations, net of current maturities	$63,341

Atlantic Medical Supply, Inc.
Notes to Financial Statements

Note 7 – Notes Payable

The Company’s notes payable consist of the following at December 31, 2010 and 2009:

	2010	2009

Note Payable with financial institution with borrowings up to $50,000; interest accrued at the lower of the prime rate or LIBOR plus 3% (6.25% at December 31, 2010 and 6% at December 31, 2009); and is secured subtantially all of the Company's assets and guaranteed by the stockholders.	$1,931	$11,187

Note Payable with financial institution with borrowings up to $199.999; interest accrued at the lower of the prime rate or LIBOR plus 2.75% (6% at December 31, 2010 and 6% at December 31, 2009); and is secured substantially all of the Company's assets and guaranteed by the stockholders.	112,963	135,185

Note Payable with financial institution with borrowings up to $100,000; interest accrued at the lower of the prime rate or LIBOR plus 2.75% (6% at December 31, 2010 and 6% at December 31, 2009); and is secured substantially all of the Company's assets and guaranteed by the stockholders.	40,748	48,635

	155,642	195,007

Less: current maturities	(32,697)	(40,016)

	$122,945	$154,991

Atlantic Medical Supply, Inc.
Notes to Financial Statements

Note 8 – Line of Credit

	2010	2009

Line of credit with a financial institution with borrowings up to $250,000; interest accrues at the lower of the prime rate or LIBOR plus 1% (4.25% at December 31, 2010); and is secured by substantially all of the Company's assets; line of credit is payable on demand.	$233,379	$249,879

Under the term of the line of credit, the Company is subject to certain restrictive financial covenants.  As of December 31, 2010 and December 31, 2009, the Company was in compliance with the financial covenants.

Valiant Health Care, Inc.
Pro Forma Consolidated Balance Sheet
As of December 31, 2010

	Historical Valiant Health Care, Inc (VHCI)	Historical Atlantic Medical Supply, Inc.	Pro Forma Adjustments		Pro Forma Consolidated

ASSETS

Current assets:
Cash	$46,917	$22,666	$-		$69,583
Accounts receivable, net	199,538	106,011	49,460	B	355,009
Inventory	-	104,726	-		104,726
Prepaid expenses	7,448	9,881	(3,918	)B	13,411
Other receivables	9,896	101,826	28,968	B	140,690
Notes receivable - deferred revenue	64,050	-	-		64,050
Notes receivable	-	-	-		-
Total current assets	327,849	345,110	74,510		747,469

Property and equipment, net	75,670	199,993	-		275,663

Other assets:
Security deposits	15,000	100	(100	)A	15,000
Deferred Costs	-	59,517	-		59,517
Deferred Tax Asset	169,324	-	-		169,324
Intangible Asset, net	-	-	664,707	B	664,707
Goodwill	-	-	908,666	B	908,666
Long term receivables	79,606	-	-		79,606
Purchse of AMS	1,725,100	-	(1,725,100	)B	-
Total other assets	1,989,030	59,617	(151,827)		1,896,820

Total assets	$2,392,549	$604,720	$(77,317)		$2,919,952

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable and accrued expenses	$288,834	$246,053	$(156,235	)A	$378,652
Capital lease, current maturities	6,934	374,244	-		381,178
Notes payable, current maturities	1,589,338	266,076	(266,076	)A	1,589,338
Deposit on Prospective Units	20,000	-	-		20,000
Deferred revenue	64,050	-	-		64,050
Unrecognized Tax Benefit	130,632	-	-		130,632
Total current liabilities	2,099,788	886,373	(422,311)		2,563,850

Commitments and contingencies

Long-term liabilities:
Capital lease, net of current portion	-	63,341	-		63,341
Notes payable, net of current maturities	33,202	122,945	(122,945	)A	33,202
Total long-term liabilities	33,202	186,286	(122,945)		96,543

Total liabilities	2,132,990	1,072,659	(545,256)		2,660,393

Stockholder's equity:

Preferred stock	-	-	-		-
Common stock	2,980	500	(500	)B	2,980
Additional paid-in-capital	250,996	-	545,156	A	250,996
			(545,156	)B	-
Retained earnings	5,583	(468,439)	468,439	B	5,583
Total stockholder's equity	259,559	(467,939)	467,939		259,559

Total liabilities and stockholder's equity	$2,392,549	$604,720	$(77,317)		$2,919,952

A   To record assets and liabilities not included in the acquisition per the agreement.
B   To record intangible assets related to the acquisition of Atlantic Medical Supply, Inc.

Valiant Health Care, Inc.
Pro Forma Consolidated Statement of Operations
As of December 31, 2010

	Historical Valiant Health Care, Inc (VHCI)	Historical Atlantic Medical Supply, Inc.	Pro Forma Adjustments		Pro Forma Consolidated

Revenue	$1,381,706	$2,294,522	$-		$3,676,228

Expenses:
Cost of Goods Sold, Medical Equipment	-	554,081	-		554,081
Sales and marketing	49,933	48,854	-		98,787
Bad Debt Expense	231,142	148,259	-		379,401
General and administrative	1,337,405	798,774	231,202	D	2,367,381
Depreciation	23,584	-	-		23,584
Total expenses	1,642,064	1,549,968	231,202		3,423,234

Operating income (loss)	(260,358)	744,554	(231,202)		252,994

Other expenses
Interest expense (income)	11,400	81,504	-		92,904
Other expenses	103,635	4,812	-		108,447
Total other expenses	115,035	86,315	-		201,351

Income (loss) from operations	(375,393)	658,239	(231,202)		51,643

Federal and state income tax (expense) benefit:
Non Current	(29,398)	-	-		(29,398)
Deferred	130,598	-	-		130,598
	101,200	-	-		101,200

Net (loss)income	$(274,193)	$658,239	$(231,202)		$152,843

Income (loss) Per Share - Basic and Diluted	(0.01)	-	-		0.00

Weighted Average shares Outstanding Basic and Diluted	27,736,869	-	-		29,035,499

Description of the pro forma adjustments:

D   To adjust for depreciation of intangible asset due to the acquisition